UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2008
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 5, 2008, the Compensation Committee (“Committee”) of the Copano Energy, L.L.C. (“Company”) Board of Directors (“Board”) approved an amendment to the Company’s Management Incentive Compensation Plan (“MICP”) to (i) permit settlement of MICP bonuses with either cash or awards under the Company’s Long-Term Incentive Plan, in the discretion of the Committee, (ii) provide that special incentive bonuses may be paid at any time during a plan year, rather than only after the close of a plan year, and (iii) include provisions to comply with the Final Regulations issued under Section 409A of the Internal Revenue Code (as amended, the “Plan”). On November 5, 2008, the Board approved the Plan.
     In addition, the Committee approved a new form of phantom unit award agreement, which accommodates bonuses paid using equity awards that may have shorter vesting periods. The new form of award agreement eliminates terms relating to distribution equivalent rights.
     Copies of the Plan and the new form of phantom unit award agreement are filed with this report as Exhibits 99.1 and 99.2, respectively.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
99.1	Copano Energy, L.L.C. Management Incentive Compensation Plan

99.2	Form of Phantom Unit Award Agreement for use in settlement of bonuses

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 12, 2008	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Copano Energy, L.L.C. Management Incentive Compensation Plan

99.2	Form of Phantom Unit Award Agreement for use in settlement of bonuses